Exhibit 107

Calculation of Filing Fee Tables

SF-3

(Form Type)

Ford Credit Auto Lease Two LLC
CAB East LLC
CAB West LLC

(Exact Name of Co-Registrants as Specified in their Charters)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series FCALT 20__-_	457(s)	$______	[100]%	$______	_______	$_______
	Asset-Backed Securities	Class A-2 Asset-Backed Notes, Series FCALT 20__-_	457(s)	$______	[100]%	$______	_______	$_______
	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series FCALT 20__-_	457(s)	$______	[100]%	$______	_______	$_______
	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series FCALT 20__-_	457(s)	$______	[100]%	$______	_______	$_______
	Asset-Backed Securities	Class B Asset-Backed Notes, Series FCALT 20__-_	457(s)	$______	[100]%	$______	_______	$_______
	[Asset-Backed Securities	Class C Asset-Backed Notes, Series FCALT 20__-_	457(s)	$______	[100]%	$______	_______	$_______]
	[Asset-Backed Securities	Class D Asset-Backed Notes, Series FCALT 20__-_	457(s)	$______	[100]%	$______	_______	$_______]
	Exchange Note(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

	Total Offering Amount						$_______		$_______
Total Fees Previously Paid
	Total Fee Offsets								$_______
	Net Fees Due								$_______

(1) Estimated solely for the purposes of calculation registration fee.

(2) Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

(3) The exchange note issued by CAB East LLC and CAB West LLC will be backed by the reference pool of leases and leased vehicles owned by CAB East LLC and CAB West LLC. The exchange note will be sold by Ford Credit to Ford Credit Auto Lease Two LLC and sold by Ford Credit Auto Lease Two LLC to the trust. The exchange note is not being offered to investors under this prospectus or the registration statement.

[Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Ford Credit Auto Lease Two LLC	424(h)	333-_____-__	_____, 20__		$______(4)	Asset-Backed Securities	Asset-Backed Notes, Series FCALT 20__-_	Class ____ Asset-Backed Notes, Series FCALT 20__-_	$_____
Fee Offset Sources	Ford Credit Auto Lease Two LLC	424(h)	333-_____-__		_____, 20__						$_____

(4) The Registrant previously registered on _____, 20__, $_______ of securities under the registration statement declared effective on _____, 20__, of which this prospectus is a part, $_______ of which remain unsold for which a filing fee of $_______ was previously paid on _____, 20__.]